UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2006

Charlotte Russe Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27677	33-0724325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4645 Morena Boulevard, San Diego, CA	92117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 587-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 14, 2006, we entered into an Underwriting Agreement with Goldman, Sachs & Co., as representative of the underwriters, and certain of our stockholders relating to the sale by those stockholders to the underwriters of 3,034,560 shares of our common stock and warrants to purchase 1,965,440 shares of our common stock. We filed a prospectus supplement dated September 14, 2006 relating to the sale of the shares (including the shares issuable upon exercise of the warrants) with the United States Securities and Exchange Commission on September 15, 2006. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated by reference herein. We announced the sale in the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement dated September 14, 2006 by and among Charlotte Russe Holding, Inc., Goldman, Sachs & Co., SK Equity Fund, L.P. and SK Investment Fund, L.P.

99.1	Press Release of Charlotte Russe Holding, Inc. dated September 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLOTTE RUSSE HOLDING, INC.

By:	/s/ Daniel T. Carter
Daniel T. Carter Chief Financial Officer

Date: September 15, 2006

INDEX TO EXHIBITS

1.1	Underwriting Agreement dated September 14, 2006 by and among Charlotte Russe Holding, Inc., Goldman, Sachs & Co., SK Equity Fund, L.P. and SK Investment Fund, L.P.

99.1	Press Release of Charlotte Russe Holding, Inc. dated September 15, 2006.